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                                                                     Exhibit 5.1

          [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                        March 15, 2004



American Equity Investment Life Holding Company
American Equity Capital Trust V
American Equity Capital Trust VI
5000 Westown Parkway, Suite 440
West Des Moines, Iowa 50266

     Re:  American Equity Investment Life Holding Company,
          American Equity Capital Trust V
          American Equity Capital Trust VI
          Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special counsel to American Equity Investment Life Holding Company, an Iowa corporation (the "Company"), and to American Equity Capital Trust V and American Equity Capital Trust VI (each a "Trust" and together, the "Trusts"), each a statutory trust created under the Statutory Trust Act of the State of Delaware, in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed on the date hereof by the Company and the Trusts with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities with an aggregate initial public offering price of up to $250,000,000: (i) senior or subordinated debt securities of the Company, in one or more series (the "Debt Securities"), which may be issued under the senior indenture, dated as of March 15, 2004, between the Company and U.S. Bank National Association, as trustee, and the subordinated indenture, dated as of March 15, 2004, between the Company and U.S. Bank National Association, as trustee, respectively (collectively, the "Indentures"); (ii) trust preferred securities (the "Trust Preferred Securities") of each of the Trusts, which may be issued pursuant to an Amended and Restated Declaration of Trust of each Trust (each, an "Amended Declaration"); (iii) guarantees of the Company (the "Trust Preferred Securities Guarantees") of the Trust Preferred Securities, which may be issued in the form of a Trust Preferred Securities Guarantee Agreement (each, a "Guarantee Agreement") to be entered into by the Company and a

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American Equity Investment Life Holding Company
American Equity Capital Trust V
American Equity Capital Trust VI
March 15, 2004
Page 2


preferred guarantee trustee or trustees to be named; and (iv) such indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise of any Debt Securities, in amounts, at prices and on terms to be determined at the time of offering. The Debt Securities, the Trust Preferred Securities and the Trust Preferred Securities Guarantees are collectively referred to herein as the "Offered Securities."

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the form of Registration Statement relating to the Offered Securities; (ii) executed copies of the Indentures, each filed as an exhibit to the Registration Statement; (iii) the form of underwriting agreement to be entered into by the Company and one or more underwriters to be named in connection with any underwritten offering of Offered Securities (the "Underwriting Agreement"), filed as an exhibit to the Registration Statement; (iv) the Certificate of Trust of each Trust (each, a "Certificate of Trust"), as filed with the Secretary of State of the State of Delaware on March 11, 2004, each filed as an exhibit to the Registration Statement; (v) the Declaration of Trust of each Trust (each, a "Declaration of Trust"), dated March 11, 2004, and each filed as an exhibit to the Registration Statement; (vi) the form of the Amended Declaration (including the form of the Trust Preferred Securities), filed as an exhibit to the Registration Statement;
(vii) the form of the Guarantee Agreement, filed as an exhibit to the Registration Statement; and (viii) certain resolutions of the Executive Committee of the Board of Directors of the Company relating to the issuance and sale of the Offered Securities and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto (including the Company), other than the Trusts, have been duly organized and are and will continue to be validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, and had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, with respect to parties other than the Company and the Trusts, that such documents constitute or will constitute valid and binding obligations of such parties. We have also assumed that the Underwriting Agreement, the Amended Declaration of each Trust, the Trust Preferred Securities of each Trust and the Guarantee Agreements will be executed and delivered in substantially the form reviewed by us.

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American Equity Investment Life Holding Company
American Equity Capital Trust V
American Equity Capital Trust VI
March 15, 2004
Page 3


     In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company and the Trusts, as applicable, of, and the performance of their respective obligations under, the Indentures, the Offered Securities and each Guarantee Agreement, will not violate, conflict with or constitute a default under (i) the articles of incorporation or the bylaws of the Company, the Declaration of Trust of either Trust or the Amended Declaration of either Trust, or any agreement or other instrument to which the Company, either Trust or their respective properties is subject; (ii) any law, rule or regulation to which the Company, either Trust or their respective properties is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have also assumed that (i) the Company has duly authorized the filing of the Registration Statement under Iowa law; (ii) prior to the issuance of any Offered Securities, the Company will have duly authorized the issuance and the terms of the Offered Securities under Iowa law; and (iii) the Company has and will have otherwise complied with all aspects of the laws of the State of Iowa in connection with the transactions contemplated by the Registration Statement. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Trusts, public officials and others.

     Our opinions set forth herein are limited to the Statutory Trust Act of the State of Delaware and those laws of the State of New York and the State of Delaware, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the laws of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

     The opinions set forth below are subject to the following qualifications, further assumptions and limitations:

     (a) we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to any applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement (other than with respect to the Company and the Trusts to the extent necessary to render the opinions set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the regulatory status or the nature of the business of any party (other than with respect to the Company and the Trusts to the extent necessary to render the opinions set forth herein);

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American Equity Investment Life Holding Company
American Equity Capital Trust V
American Equity Capital Trust VI
March 15, 2004
Page 4


     (b) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

     (c) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby;

     (d) we do not express any opinion as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation); and

     (e) we do not express any opinion on the enforceability of any provision of any document purporting to prohibit, restrict or condition the assignment of rights under such document to the extent such restriction on assignability is governed by the Uniform Commercial Code.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments) becomes effective under the Securities Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, and (iv) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     2. With respect to the Trust Preferred Securities of each Trust (the "Offered Trust Preferred Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments) becomes effective under the Securities Act, (ii) an appropriate prospectus supplement with respect to the Offered Trust Preferred Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules

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American Equity Investment Life Holding Company
American Equity Capital Trust V
American Equity Capital Trust VI
March 15, 2004
Page 5


and regulations thereunder, (iii) the Amended Declaration of the applicable Trust has been duly executed and delivered by the parties thereto, (iv) if the Offered Trust Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Trust Preferred Securities has been duly authorized, executed and delivered by the applicable Trust and the other parties thereto, and (v) the terms of the Offered Trust Preferred Securities have been duly established in conformity with the applicable Amended Declaration and the Offered Trust Preferred Securities have been executed and authenticated in accordance with the provisions of the applicable Amended Declaration and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, (1) the Offered Trust Preferred Securities, when issued and sold in accordance with the applicable Amended Declaration and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized for issuance and will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of such Trust and (2) the holders of the Offered Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law. We bring to your attention, however, that the holders of the Offered Trust Preferred Securities may be obligated, pursuant to the Amended Declaration of such Trust, to (1) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Offered Trust Preferred Securities and (2) provide security and indemnity in connection with the requests of or directions to the property trustee of such Trust to exercise its rights and powers under the Amended Declaration of such Trust.

     3. With respect to the Trust Preferred Securities Guarantees (the "Offered Trust Preferred Securities Guarantees"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments) becomes effective under the Securities Act and the applicable Guarantee Agreement has been qualified under the Trust Indenture Act of 1939, as amended, (ii) an appropriate prospectus supplement with respect to the applicable Offered Trust Preferred Securities Guarantee has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Amended Declaration of the applicable Trust has been duly executed and delivered by the parties thereto, (iv) the terms of the Offered Trust Preferred Securities have been duly established in conformity with the applicable Amended Declaration and the Offered Trust Preferred Securities have been executed and authenticated in accordance with the provisions of the applicable Amended Declaration and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, (v) if the Offered Trust Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the applicable Offered Trust Preferred Securities Guarantee has been duly authorized, executed and delivered by the Trust and the other parties thereto, and (vi) the terms of the Offered Trust Preferred Securities Guarantee and the issuance and sale thereof have been duly established in conformity with the applicable Guarantee Agreement and the Offered Trust Preferred Securities Guarantee has been duly executed and countersigned in accordance with the provisions of the applicable Guarantee Agreement and duly issued and sold in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Trust

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American Equity Investment Life Holding Company
American Equity Capital Trust V
American Equity Capital Trust VI
March 15, 2004
Page 6


Preferred Securities Guarantees, when issued and sold in accordance with the applicable Guarantee Agreement and Amended Declaration and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                                Very truly yours,


                                /s/ Skadden, Arps, Slate, Meagher & Flom LLP